UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2019

Roan Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32720	83-1984112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 Hertz Quail Springs Pkwy Oklahoma City, OK		73134
(Address of Principal Executive Offices)		(Zip Code)

(405) 896-8050

Registrant’s Telephone Number, including Area Code

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2019, Tony C. Maranto, resigned from his positions as President, Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Roan Resources, Inc. (the “Company”). The resignation was not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies or practices. The Company plans to conduct a search to identify a Chief Executive Officer candidate to serve as Mr. Maranto’s successor.

Following Mr. Maranto’s resignation, on April 15, 2019, the Board appointed Joseph A. Mills as Executive Chairman and the principal executive officer of the Company, each on an interim basis until the search for a new Chief Executive Officer is complete. The additional biographical and other information concerning Mr. Mills required by Item 5.02(c) of Form 8-K was included in the Company’s current report on Form 8-K filed on November 6, 2018 and is incorporated by reference herein. In connection with Mr. Mills’ appointment as Executive Chairman, the Company and Mr. Mills entered into a letter agreement (the “Mills Letter”). Pursuant to the Mills Letter, Mr. Mills will receive an annualized base salary of $400,000 and will not receive any additional cash compensation for services he provides as a member of the Board.

The foregoing description of the Mills Letter does not purport to be complete and is qualified in its entirety by reference to the Mills Letter, as applicable, a copy of which is filed as Exhibits 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement by and between Roan Resources, Inc. and Joseph A. Mills, dated April 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2019	ROAN RESOURCES, INC.

	By:	/s/ David Treadwell
		Name:	David Treadwell
		Title:	Vice President, General Counsel and Corporate Secretary

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